Exhibit 99


                 Ameron International Corp. Announces Quarterly
                        Dividend and Annual Meeting Date


    PASADENA, Calif.--(BUSINESS WIRE)--Jan. 11, 2007--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 20 cents per share of common stock payable February 20, 2007 to stockholders of record on January 25, 2007 and established February 6, 2007 as the record date in connection with its Annual Meeting of Stockholders which will be held on Wednesday, March 21, 2007.


    CONTACT: Ameron International Corporation
             James R. McLaughlin, 626-683-4000
             Senior Vice President & Chief Financial Officer